UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2009

California Coastal Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17189	02-0426634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Executive Circle, Suite 250, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (949) 250-7700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 14, 2009 the Registrant declined to make a $266,460 interest payment that was due under its Senior Secured Revolving Credit Agreement dated as of September 15, 2006 (as amended from time to time, the “Revolving Loan Agreement”) and a $492,558 interest payment that was due under its Senior Secured Term Loan Agreement dated as of September 15, 2006 (as amended from time to time, the “Term Loan Agreement”).  As of October 14, 2009, approximately $81.9 million of principal and accrued and unpaid interest was outstanding under the Revolving Loan Agreement, and approximately $100.3 million of principal and accrued and unpaid interest was outstanding under the Term Loan Agreement.

As a result of not having made the interest payments under the Revolving Loan Agreement and the Term Loan Agreement (the “Loan Agreements”), a triggering event has occurred which could give rise to the immediate acceleration of the payment of all outstanding principal and accrued interest under the Loan Agreements.  The non-payment of interest  also constitutes termination events with regard to the previously announced forbearance agreements that the Registrant entered into with its lenders with respect to the non-payment of $1.7 million in principal under the Revolving Loan Agreement that was due on September 30, 2009.  The Registrant is continuing to negotiate with its lenders in an effort to obtain a consensual restructuring of its obligations under the Loan Agreements to provide full repayments on amortization schedules that would coincide with the receipt of revenues from anticipated future home sales.  In the event that these negotiations are not successful, the Registrant believes that any efforts to attempt to enforce the payment obligations or otherwise accelerate the indebtedness under either of the Loan Agreements would be automatically stayed under Chapter 11 of Title 11 of the United States Bankruptcy Code in the event that the Registrant elects to file for protection under such laws.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including the potential results of negotiations with lenders, the impact of acceleration of indebtedness and the results of a potential Chapter 11 proceeding, which could cause the Registrant’s actual results or performance to differ materially from those expressed or implied in such statements. The Registrant makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Registrant and its various risk factors, see the Registrant’s most recent Quarterly Report on Form 10-Q and other documents filed with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2009	California Coastal Communities, Inc.

	By:	/s/ Sandra G. Sciutto
Sandra G. Sciutto
Chief Financial Officer and
Senior Vice President